Exhibit 10.10

                         Lloyds TSB Bank plc
                         Large Corporate, 6th Floor   Direct Line: 0121 625 6746
                         P O Box 908                  Network:     7-720 6746
                         125 Colmore Row              Switchboard: 0121 233 1255
                         Birmingham                   Facsimile:   0121 212 0861
                         B3 2DS


                        19 January, 2005              Our Ref:
                                                      Your Ref:
Strictly Private & Confidential
-------------------------------
D Roberts Esq
Finance Director
Timet UK Ltd
P O Box 704
Witton
Birmingham
B6 7UR




Dear David
                                VARIATION LETTER

We refer to a letter dated 20th December 2002 as amended by our letters dated 19th December 2003 and 22nd November 2004 (together the "Facility Letter") and to the security documents required to be effected thereby from time to time. Pursuant to the foregoing we agreed to make available to you loan and overdraft facilities of up to (pound)22,500,000.

We hereby confirm that for the purpose of testing the covenants expressed in Clauses 9.2(a) and (b) of the Facility Letter as at 31st December 2004 and thereafter, the definition of "Consolidated Net Worth" in Clause 1 of the Facility Letter shall be amended to read:

     ""Consolidated Net Worth" means at any particular time the aggregate of the amount paid up on the issued share capital of the Borrower and the consolidated distributable and non-distributable reserves of the Borrower and its Subsidiary Undertakings but (a) after deducting the total of any debit balance on profit and loss account and the book value of any intangible assets including but not limited to goodwill, (b) excluding any minority interests in Subsidiary Undertakings and any increase in the valuation of assets subsequent to the date of the Financial Statement, and (c) after adding back any deficit arising in respect of calculations made for pension scheme liabilities in accordance with FRS17."

All other terms and conditions expressed in the Facility Letter remain unaltered, and from the date of this letter the Facility Letter and this letter shall be construed as one agreement.



Yours faithfully,

/s/ James Benyon

For and on behalf of Lloyds TSB Bank plc

To:      James Benyon
         Lloyds TSB Bank Plc
         125 Colmore Row
         Birmingham

Re: Timet-FRS 17 Variation Letter

We hereby acknowledge receipt of your letter dated 19th January 2005 and confirm our agreement to the amendments therein contained. A copy of the letter is attached for reference.



For and on behalf of Timet UK Limited

Signed by      D. Roberts        (name)            I. Hodges         (name)
              ------------------                  ------------------

              /s/ D. Roberts     (signature)      /s/ I. Hodges      (signature)
              ------------------                  ------------------

               21/1/05           (date)            21/1/05           (date)
              ------------------                  ------------------



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